MEMORANDUM OF AGREEMENT

This Agreement (the “Agreement”) is entered into by and between Acasys Capital, Inc., a company incorporated in the State of Delaware, United States of America, with its registered agent address at Lewes Delaware, 19958 County of Sussex, Delaware (“PARTY 1”, ACASYS” hereafter); and,

DLX Holdings, Inc., a company incorporated in the Philippines, with its principal office address at Block 4 Lot 4, corner Magnolia Street and Carnation Street, Brgy. Sauyo, Quezon City, 1116 Philippines (“PARTY 2”, “DLX” hereafter).

The parties above hereby agree as follows:

1. DEFINITIONS

1.1 United States of America - shall hereinafter be referred to as “USA” 1.2 Over-the-Counter Marketplace in the USA - shall hereinafter be referred to as “OTC” or “OTC Marketplace” 1.3 Securities & Exchange Commission in the USA - shall hereinafter be referred to as “SEC” 1.4 Form S-1 – refers to the Form S-1 Registration Statement under the Securities Exchange Act of 1933. 1.5 Delex Healthcare Group Inc. – a Delaware-incorporated corporation which will register and file the Form S-1 at the OTC Marketplace as intended by PARTY 2 and its representatives. This shall hereinafter be referred to as “DHG”

2. DUTIES AND RESPONSIBILITIES OF PARTY 1

2.1 PARTY 1, shall develop a business plan and provide consultancy services to PARTY 2, for the listing of DHG on the OTC Marketplace.

2.2 PARTY 1 shall assist DHG with filing a Form S-1 Registration Statement whereas DHG will be able to register a set number of common and preferred shares that will be determined by DHG.

2.3 PARTY 1 shall receive and is entitled to twenty-one percent (21%) of the shares to be registered via Form S-1 of the entity incorporated on behalf of Party 2.

2.4 PARTY 1 shall assist DHG to achieve a listing on the OTC Marketplace. PARTY 1 estimates that DHG will be listed on the OTC Market within 15 months from the date of signing of this Agreement. This will be subject to the compliance of all requirements set by the SEC, FINRA and the OTC.

2.5 PARTY 1 shall assist PARTY 2 on a best efforts basis to achieve listing of DHG on NASDAQ when, and if, DHG meets the requirements for listing on NASDAQ. The final determination for listing will be made by NASDAQ. This will be subject to the compliance of all requirements set by the SEC and NASDAQ, and the payment of the required fees by DHG.

2.6 PARTY 1 shall refund PARTY 2 the amount of Philippine Peso Three Million Pesos (Php 3,000,000.00) should PARTY 1, fails to secure the approval for DHG to list in the OTC Marketplace in the USA within the period as determined in Section 2.5 of this Agreement.

3. DUTIES & RESPONSIBILITIES OF PARTY 2

3.1 PARTY 2 is responsible for providing details as to the company’s current operations to be utilized in a business plan, audited financials from a PCAOB auditor, and all other documents required by PARTY 1 and or its consultants, for the listing of DHG on the OTC. 3.2 PARTY 2 is responsible for the management and operation of DHG. DHG is responsible for the appointment of the directors, board members, executive officers and other key executives of DHG, and is solely responsible for facilitating investment in DHG.

3.3. PARTY 2, is responsible for, through a best efforts basis, ensuring that DHG achieves sales, profitability, market value and dividends for its shareholders;

3.4. PARTY 2, upon the commencement of this Agreement, shall pay the amount of Three Million Pesos (Php 3,000,000.00) per month for a period of twelve months to PARTY 1 for the aforementioned services, registration and listing plans of DHG in the OTC Marketplace in the USA as outlined in Section 2 hereof.

3.5. It is understood that the PARTIES are bound to discharge their duties under this contract in good faith and undertake to provide accurate and reliable information and submit authentic documents and records.

4. POWER OF ATTORNEY

4.1 PARTY 2, through a Board Resolution, constitutes and appoints PARTY 1, and the latter’s appointed officers, to represent PARTY 2 and DHG in all meetings, discussions, negotiations and correspondences with any other party or parties, including but not limited to, auditors, attorneys and consultants for the purpose of securing the effectiveness of DHG’s S-1 Registration Statement and listing of DHG on the OTC. However, PARTY 2 reserves the right to be notified and attend and participate in the said meeting, as it (PARTY 2) may deem appropriate, and may appoint an officer to attend such meetings, discussions and negotiations involving its rights under this Agreement;

4.2 PARTY 1 shall be solely responsible for determining the methods, details and means to list DHG on the OTC. PARTY 1, may, at its own expense, employ or engage the service of such employees or subcontractors (the “Consultants”) as it deems necessary to complete any and all services listed above. Such consultants are not employees of PARTY 1, PARTY 2, or DHG; 4.3 PARTY 2 hereby certifies that there are no legal, arbitral or government proceedings, pending to which PARTY 2 is a party and which would affect the application and effectiveness of DHG’s S-1 by the SEC. There is no unsatisfied judgment or arbitral award of a material value outstanding against PARTY 2 which will impair the implementation hereof.

5. DEBTS AND LIABILITIES

PARTY 2 and all stockholders of DHG hereby certify that PARTY 1 and its shareholders, directors, officers and affiliates are not liable for any debts, taxes or liabilities incurred by PARTY 2 or DLX. Both PARTY 2 and DHG shall indemnify, defend and hold harmless PARTY 1, its corporate affiliates, current or future directors, trustees, officers, professional staff, employees, and agents and their respective successors, heirs and assigns (the “Indemnitees”), against any claim, liability, cost, damage, deficiency, loss, expense or obligation of any kind or nature (including without limitation reasonable attorneys’ fees and other costs and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments arising out of this Agreement (including, but not limited to, actions in the form of tort, warranty, or strict liability).

6. QUARTERLY COMPLIANCE REPORT

Upon effectiveness of its S-1 Registration Statement, DHG shall allocate the amount of US$12,000.00 per month, payable to PARTY 1, for the Quarterly Compliance fees of DHG.

7. NOTICES

Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt by mail or registered post sent within reasonable office hours. In relation to Clause 4.1, PARTY 2 is entitled to be given notice, within reasonable time, to attend and participate in the meetings, conferences, discussions or negotiations as it may deem necessary and desirable.

8. ACCURACY OF INFORMATION

No information, exhibit or report furnished by PARTY 2 to PARTY 1 in connection with the execution of this Agreement contained untrue statement or a material fact or, to the best of PARTY 2’s knowledge, omitted to state a material fact necessary to make the statements made therein taken as a whole, in each case in the light of the circumstances under and the time at which they were made, not misleading.

9. JURISDICTION

9.1 The validity, interpretation, construction and performance of this Agreement may be governed by the laws of Hong Kong without giving effect to the principles of conflict of laws.

9.2 Any judicial action involving any dispute or matter arising under this Agreement shall be exclusively brought in Hong Kong. Each of the parties hereto, hereby consents to the exercise of personal jurisdiction by any such court with respect to any such proceeding.

10. ARBITRATION

10.1 Subject to the provision of the preceding section, any dispute or claim arising from or relating to this Agreement will be finally settled by binding arbitration in Hong Kong, by one arbitrator, in accordance with the Hong Kong laws.

10.2 The appointed arbitrator shall be knowledgeable of and apply the laws of Hong Kong, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in the courts of Hong Kong having jurisdiction thereof.

10.3 The cost of arbitration including, but not limited to, selection, appointment, fees, and others as may be necessary, shall be advanced by both parties in equal share, subject to the final award of the Arbitrator.

11. SEVERABILITY

11.1 This Agreement shall supersede all other agreements (whether verbal and or written) signed earlier between PARTY 1 and PARTY 2.

11.2 If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

IN WITNESS WHEREOF, this Agreement is executed as of the date set forth below:

DLX Holdings, Inc.,

Date: 15th December 2017

/s/ J. De Ruyter Oroceo J. De Ruyter Oroceo

Chairman / CEO

Date: 15th December 2017

/s/ Ana Lyn P. Matienzo Ana Lyn P. Matienzo

Finance Manager

Acasys Capital, Inc.

Date: 15th December 2017

/s/ Hatadi Shapiro Supaat

Hatadi Shapiro Supaat

Chairman

Date: 15th December 2017

/s/ Eduardo F. Sta. Agueda II

Eduardo F. Sta. Agueda II

Director